EXHIBIT 99.1
NEWS RELEASE
For further information contact
Richard Preckel, 636-733-1600
MAVERICK TUBE CORPORATION REPORTS RECORD FIRST QUARTER RESULTS
ST. LOUIS, April 25, 2006 — Maverick Tube Corporation (NYSE:MVK) announced today its results for the quarter ended March 31, 2006. The Company reported record net income for the first quarter of $70.9 million, or $1.80 per diluted share, compared to net income for the same quarter last year of $31.2 million, or $0.72 per diluted share, and net income of $63.2 million, or $1.54 per diluted share, for the fourth quarter 2005. Net revenues were a record $543.1 million for the quarter ended March 31, 2006, up from net revenues of $410.8 million for the first quarter 2005, and $484.7 million for the fourth quarter 2005.
First quarter 2006 energy products net revenues increased 39.6% to $465.6 million from $333.6 million in the first quarter 2005, and 13.6% from $409.7 million in the fourth quarter 2005. Drilling activity, measured by the average Baker Hughes Incorporated active rig count, increased in the first quarter 2006 compared to the fourth quarter 2005 by 2.8% in the United States and 16.3% in Canada, while drilling activity declined 3.5% in the rest of the world. The 13.6% increase in net revenues of energy products over last quarter is attributable to a 13.6% increase in tons shipped. Average selling prices remained constant during both periods.
First quarter 2006 electrical products net revenues were $77.4 million compared to $77.2 million in the first quarter 2005 and $75.0 million in the fourth quarter of 2005. The 3.2% increase in net revenues over the fourth quarter 2005 is attributable to an 11.8% increase in volume, to about 62,800 tons, partially offset by lower selling prices.
Maverick’s operating margin improved to 20.6% in the first quarter 2006 compared to 12.1% in the first quarter 2005 and 20.3% in the fourth quarter 2005. This improvement over fourth quarter 2005 is attributable to a $4.5 million reduction in selling, general and administrative (“S,G&A”) expenses and a $2.1 million nonrecurring charge in the fourth quarter 2005 related to the impairment of intangible assets partially offset by a lower gross profit margin. The lower gross profit margin is principally attributable to lower gross margins on sales of electrical products.
Maverick’s net debt to total capitalization improved to 39.0% at March 31, 2006 compared to 43.8% at December 31, 2005. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $121.2 million in the first quarter 2006 compared to $56.4 million in the first quarter 2005 and $107.1 million in the fourth quarter 2005.
C. Robert Bunch, the Company’s Chairman, President and Chief Executive Officer, said, “We are very pleased with the contributions of all of our business units to this quarter’s record results. In particular, we had especially strong performances by Maverick Tubular Products, our U.S. OCTG and line pipe business, as well as TuboCaribe, our Latin American OCTG business, and Precision Tube, our coiled tubing business. In addition, Prudential, our Canadian OCTG and line pipe business, had another outstanding quarter. Canadian energy activity was the driver for about 37% of our consolidated net revenues this quarter. Our electrical products segment performed in line with expectations. And, our efforts over the past several quarters to reduce S,G&A expenses and create a more nimble, responsive and focused organization are beginning to bear fruit.”
Mr. Bunch continued, “While we expect our second quarter to be impacted by the typical seasonal decline in Canadian drilling activity, we remain very optimistic about the balance of 2006. We believe global drilling activity will remain robust and that Maverick will continue to benefit from the growth and other initiatives we’ve completed over the last few years.”
Maverick Tube Corporation is a St. Louis, Missouri based manufacturer of tubular products in the energy industry for exploration, production, and transmission, as well as industrial tubing products (steel electrical conduit, standard pipe, pipe piling, and mechanical tubing) used in various applications.
This news release may contain forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of the Company. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under “Risk Factors” and elsewhere in Maverick’s Form 10-K for its year ended December 31, 2005.

Maverick Tube Corporation
Selected Consolidated Financial Data
For the Quarter Ended March 31, 2006
(In thousands, except rig count, per share data and sales volumes)
(Unaudited)

	Quarter Ended
	March 31,
	2006	2005
Net revenues	$543,060	$410,803
Cost of goods sold	407,169	341,620

Gross profit	135,891	69,183

Selling, general and administrative	21,282	16,925
Sales commissions	2,508	2,578

Income from operations	112,101	49,680

Interest expense	4,669	2,226

Income from continuing operations before income taxes	107,432	47,454

Provision for income taxes	36,478	15,658

Income from continuing operations	70,954	31,796

Income (loss) from discontinued operations (net of tax)	53	(581)
Loss on sale of PCD business (net of tax)	(109)	—

Net income	$70,898	$31,215

Diluted earnings (loss) per share:
Income from continuing operations	$1.81	$0.73
Income (loss) from discontinued operations	(0.00)	(0.01)

Net income	$1.80	$0.72

Average shares deemed outstanding	39,320,476	43,481,348

Other Data:
Depreciation and amortization	$9,104	$6,744
Capital expenditures	19,658	12,922

	Quarter Ended
	March 31,	March 31,	December 31,
	2006	2005	2005
Reconciliation of Net Income to EBITDA
Net income	$70,898	$31,215	$63,231
Discontinued operations	56	581	154
Provision for income taxes	36,478	15,658	31,113
Interest expense	4,669	2,226	3,744
Depreciation and amortization	9,104	6,744	8,813

EBITDA	$121,205	$56,424	$107,055

Note: EBITDA is considered a non-GAAP financial measurement. Management uses EBITDA because it believes it is a widely accepted financial indicator used by investors and analysts to analyze and compare companies on the basis of operating performance and that this measurement may be used by investors to make informed investment decisions.

	March 31,
	2006	2005
Balance Sheet Data:
Working capital	$404,479	$528,974
Cash and cash equivalents	80,709	6,636
Property, plant and equipment, net of accumulated depreciation	305,184	215,885
Goodwill and intangibles	218,254	116,875
Total assets	1,376,527	1,017,355
Current maturities of long-term debt (1)	186,028	831
Long-term revolving credit facility	52,000	81,593
Convertible debt, at 4.0%, due June 2033 (1)	—	120,000
Convertible debt, at 1.875%, due November 2025	250,000	—
Other long-term debt (less current maturities)	302	2,637
Stockholders’ equity	638,047	630,692

(1)	In the fourth quarter of 2005, the $120 million, 4.0%, convertible debt was classified to current debt due to the ability of the holders to exercise their conversion rights.

	Quarter Ended
	March 31,
	2006	2005

Average U.S. rig count (2)	1,519	1,279
Average Canadian rig count (2)	665	521
Average U.S. & Canadian workover rigs (2)	2,234	2,031
Average Latin America rig count (2)	313	313
Average International rig count (2)	896	876

(2)	Source: Baker Hughes Incorporated

Sales Volume by Product Line
(Short Tons)

	2006
	March 31		June 30		September 30		December 31		Year-to-Date
		% of		% of		% of		% of		% of
	Tons	Total	Tons	Total	Tons	Total	Tons	Total	Tons	Total

OCTG	231,534	59.7%	—		—		—		231,534	59.7%
Line Pipe	87,392	22.5%	—		—		—		87,392	22.5%
Coiled	5,989	1.5%	—		—		—		5,989	1.5%

Total — Energy Products	324,915	83.8%	—		—		—		324,915	83.8%
Total — Electrical Products	62,796	16.2%	—		—		—		62,796	16.2%

Total Company	387,711	100.0%	—		—		—		387,711	100.0%

	2005
	March 31		June 30		September 30		December 31		Year-to-Date
		% of		% of		% of		% of		% of
	Tons	Total	Tons	Total	Tons	Total	Tons	Total	Tons	Total

OCTG	172,702	59.6%	174,248	61.2%	215,901	59.2%	215,364	63.0%	778,215	60.7%
Line Pipe	61,027	21.0%	46,798	16.4%	79,167	21.7%	65,464	19.1%	252,456	19.7%
Coiled	7,867	2.7%	7,850	2.8%	5,332	1.5%	5,132	1.5%	26,181	2.0%

Total — Energy Products	241,596	83.3%	228,896	80.4%	300,400	82.3%	285,960	83.6%	1,056,852	82.5%
Total — Electrical Products	48,330	16.7%	55,708	19.6%	64,601	17.7%	56,150	16.4%	224,789	17.5%

Total Company	289,926	100.0%	284,604	100.0%	365,001	100.0%	342,110	100.0%	1,281,641	100.0%

Net Revenues and Gross Profit by Product Segment

	2006
	March 31		June 30		September 30		December 31		Year-to-Date
		% of		% of		% of		% of		% of
	$	Total	$	Total	$	Total	$	Total	$	Total
Energy Products
Net Revenues	465,638	85.7%	—		—		—		465,638	85.7%
Gross Profit	124,027	91.3%	—		—		—		124,027	91.3%

Electrical Products
Net Revenues	77,422	14.3%	—		—		—		77,422	14.3%
Gross Profit	11,864	8.7%	—		—		—		11,864	8.7%

Total Company
Net Revenues	543,060	100.0%	—		—		—		543,060	100.0%
Gross Profit	135,891	100.0%	—		—		—		135,891	100.0%

	2005
	March 31		June 30		September 30		December 31		Year-to-Date
		% of		% of		% of		% of		% of
	$	Total	$	Total	$	Total	$	Total	$	Total
Energy Products
Net Revenues	333,588	81.2%	319,581	79.8%	399,516	81.7%	409,687	84.5%	1,462,372	81.9%
Gross Profit	49,108	71.0%	50,444	75.9%	69,275	80.1%	112,256	87.2%	281,083	80.1%

Electrical Products
Net Revenues	77,215	18.8%	81,062	20.2%	89,621	18.3%	74,963	15.5%	322,861	18.1%
Gross Profit	20,075	29.0%	16,039	24.1%	17,247	19.9%	16,539	12.8%	69,900	19.9%

Total Company
Net Revenues	410,803	100.0%	400,643	100.0%	489,137	100.0%	484,650	100.0%	1,785,233	100.0%
Gross Profit	69,183	100.0%	66,483	100.0%	86,522	100.0%	128,795	100.0%	350,983	100.0%

Net Revenues by Geographic Area

	2006
	March 31		June 30		September 30		December 31		Year-to-Date
		% of		% of		% of		% of		% of
	$	Total	$	Total	$	Total	$	Total	$	Total

United States	293,843	54.1%	—		—		—		293,843	54.1%
Canada	201,019	37.0%	—		—		—		201,019	37.0%
Latin America and Other	48,198	8.9%	—		—		—		48,198	8.9%

Total Company	543,060	100.0%	—		—		—		543,060	100.0%

	2005
	March 31		June 30		September 30		December 31		Year-to-Date
		% of		% of		% of		% of		% of
	$	Total	$	Total	$	Total	$	Total	$	Total

United States	258,954	63.0%	286,708	71.6%	291,711	59.6%	278,745	57.5%	1,116,118	62.5%
Canada	137,964	33.6%	90,605	22.6%	131,505	26.9%	168,851	34.8%	528,925	29.6%
Latin America and Other	13,885	3.4%	23,330	5.8%	65,921	13.5%	37,054	7.6%	140,190	7.9%

Total Company	410,803	100.0%	400,643	100.0%	489,137	100.0%	484,650	100.0%	1,785,233	100.0%

Note: Net revenue is attributable to the destination to which the product is shipped by Maverick. This attribution method differs from the Geographic Information disclosure in the Segment Information footnote of the Company’s December 31, 2005 Form 10-K.